UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Receipt Agreement

As previously disclosed, on September 2, 2025, Pineapple Financial Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Private Placement”) subscription receipts (the “Subscription Receipts”) of the Company at an offering price of $3.80 per Subscription Receipt, with respect to certain purchasers, $4.16 per Subscription Receipt. Purchasers tendered, at the election of each Purchaser, U.S. dollars or INJ tokens to the Company as consideration for the Subscription Receipts (the aggregate amount paid in such INJ and United States Dollars, the “Subscription Amount”).

The Company raised proceeds of approximately $100 million in the Private Placement in order to adopt a digital asset treasury strategy under which the principal holding will be INJ, the native digital asset of the Injective blockchain (the “Treasury Strategy”).

The Subscription Receipts are governed by the terms of that certain subscription receipt agreement, dated September 4, 2025 (the “Subscription Receipt Agreement”), by and among the Company, Odyssey Transfer and Trust Company (the “Subscription Receipt Agent”) and D. Boral Capital LLC, the exclusive placement agent to the Company (the “Placement Agent”) entered into in connection with the closing of the Private Placement. Each Subscription Receipt is exchangeable for one common share, no par value of the Company (the “Common Share”) upon meeting certain Escrow Release Conditions (as defined below).

The issuance of the Common Shares to the holders of Subscription Receipts is subject to the satisfaction or waiver of certain escrow release conditions as set forth below (the “Escrow Release Conditions”):

a) the receipt of the Shareholder Approval (as defined below) by the Company; b) the Registration Statement (as defined below) being declared effective by the Commission within sixty (60) days from the closing date of the Securities Purchase Agreement, subject to one or more extensions pursuant to the Securities Purchase Agreement (the “Escrow Deadline”); c) the receipt of required approvals by the applicable stock exchange, third parties, court and regulatory approvals required by the Company; d) the approval of the Common Shares for listing on NYSE American and the completion, satisfaction or waiver by NYSE American of all conditions precedent to such listing; e) the Company shall not be in breach or default of any of its covenants or obligations under the Subscription Receipt Agreement or the agency agreement between the Company and the Placement Agent; f) from the date of the Securities Purchase Agreement until the earlier of (i) the Escrow Deadline, or (ii) such date on which all of conditions listed as items (a) through (f) above have been satisfied or waived, trading in the common shares shall not have been suspended by the Commission or the Company’s principal trading market, and trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, and minimum prices shall not have been established on securities whose trades are reported by such service or any trading market; and g) the Company and the Placement Agent, in compliance with the Side Letter (as defined below), shall have delivered a certain escrow release notice to the Subscription Receipt Agent in accordance with the Securities Purchase Agreement, confirming that items (a) through (g), above, inclusive, have been satisfied or waived.

Pursuant to the Securities Purchase Agreement, the Company shall call a meeting of its shareholders to approve (i) the issuance of the Common Shares to be delivered to the holders of Subscription Receipts, and (ii) the amendment to the constating documents of the Company to remove the restriction on transfers of the Common Shares contained in the Articles of Continuance of the Company (the “Shareholder Approval”). The Company shall, within 30 days following execution of the Securities Purchase Agreement, prepare and file a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “Commission”) relating to the shareholders’ consideration and vote with respect to the Shareholder Approval.

Within five (5) business days of receiving Shareholder Approval, the Company shall file a registration statement on Form S-1 (the “Registration Statement”) with the Commission to permit the resale of the Common Shares. Pursuant to the Securities Purchase Agreement, and subject to the satisfaction or waiver of the other Escrow Release Conditions described therein, the Common Shares will not be issued until Shareholder Approval is received and the Registration Statement has been declared effective.

Upon satisfaction or waiver of the Escrow Release Conditions, (i) an aggregate of $2,100,000 shall be released to the Company by the Subscription Receipt Agent for legacy business expenses, working capital, general corporate purposes and for the payment of amounts owed by the Company, (ii) the balance of the aggregate Subscription Amount paid in cash shall be released directly to the Asset Manager and Advisor (each, as defined below) in furtherance of the Company’s Injective digital asset treasury strategy, and (iii) the Subscription Receipt Agent shall direct the INJ Escrow Agent (as defined below) to (A) deem that title to the aggregate Subscription Amount paid in the form of INJ, in addition to any staking rewards or other income earned thereon, be transferred to the Company and managed by the Asset Manager and the Advisor for the benefit of the Company.

In connection with the Private Placement, the Company has appointed Canary Capital Group LLC (in such capacity, the “INJ Escrow Agent”) to serve as escrow agent with respect to proceeds tendered in the form of INJ, until such proceeds are to be released pursuant to the Subscription Receipt Agreement to the Asset Manager and the Advisor upon satisfaction or waiver of the Escrow Release Conditions.

The Subscription Receipts are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Common Shares has not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

First Amendment to Securities Purchase Agreement

On September 4, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into an amendment to the Securities Purchase Agreement (the “SPA Amendment”). Pursuant to the SPA Amendment, the parties agreed to amend the Securities Purchase Agreement in order to (i) provide that the Company shall, subject to the approval of the Compensation Committee of the Board of Directors of the Company, enter into management agreements prior to the Escrow Deadline with certain of its officers on terms substantially consistent with those set forth in the SPA Amendment, (ii) provide for payment of certain service provider expenses at the time of closing the Private Placement, and (iii) make certain corrections to figures and calculations referenced in the closing and use of proceeds provisions of the Securities Purchase Agreement.

The Company will use the net proceeds of the Private Placement to launch a dedicated Injective digital asset treasury strategy and purchase INJ in connection therewith.

Registration Rights Agreement

In connection with entering into the Securities Purchase Agreement, on September 2, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Commission, within five (5) business days of receiving Stockholder Approval, registering the resale of the Common Shares issuable upon the exchange of the Subscription Receipts, the Meteora Warrants (as defined below) and the Common Shares issuable upon the exercise of the Meteora Warrants (the “Meteora Warrant Shares”).

Asset Management Agreement

Pursuant to the Securities Purchase Agreement, on September 4, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Canary Capital Group LLC (the “Asset Manager”). Under the Asset Management Agreement, the Asset Manager has been appointed to provide certain asset management services with respect to cryptocurrency assets acquired by the Company in connection with the Private Placement (the “Account Assets”) maintained with one or more custodians or cryptocurrency wallet providers acceptable to the Asset Manager. Such asset management services will commence when the Subscription Receipt Agent has (i) notified the INJ Escrow Agent that all Escrow Release Conditions have been satisfied or waived and (ii) has instructed the INJ Escrow Agent to deem that title to the INJ proceeds of the Private Placement be transferred to the Company, with such assets to be managed by the Asset Manager and the Advisor.

As consideration for the Asset Manager’s services, the Company will pay an asset-based fee equal to 1% per annum of the Account Assets, which shall be calculated and paid at the end of each quarter, as determined by the Asset Manager in a commercially reasonable manner based on available prices on Coinmarketcap.com. The Asset Management Agreement continues in effect until terminated for cause by the Company upon thirty (30) days’ prior written notice or terminated for cause by the Asset Manager upon thirty (60) days’ prior written notice. The Agreement contains customary representations, indemnification provisions, confidentiality obligations, and a non-exclusivity clause.

Trading Advisory Agreement

On September 4, 2025, the Company entered into a Trading Advisory Agreement (the “Trading Advisory Agreement”) with Monarq Asset Management LLC (the “Advisor”). Under the Trading Advisory Agreement, the Company appoints the Advisor to manage the investment of all digital assets, digital asset derivatives, cash and other assets contained in the Account (as defined in the Trading Advisory Agreement) established by the Company with Bitgo Trust Company, Inc. The Trading Advisory Agreement continues in effect until the earlier of: (i) termination by either party for upon the occurrence of a material breach that is not cured within fifteen days of notice from the non-breaching party, or (ii) the third anniversary of the Trading Advisory Agreement, provided that the Trading Advisory Agreement will be automatically renewed for successive one-year periods unless either party provides written notice of its intention not to renew at least thirty days prior to the expiration of such term.

The services of the Advisor under the Trading Advisory Agreement will commence when the Subscription Receipt Agent has (i) notified the INJ Escrow Agent that all Escrow Release Conditions have been satisfied or waived and (ii) has instructed the INJ Escrow Agent to deem that title to the INJ proceeds of the Private Placement be transferred to the Company, with such assets to be managed by the Asset Manager and the Advisor.

As consideration for the Advisor’s services, the Company will pay to the Advisor a quarterly management fee equal to 0.25% (a 1.0% annual rate) of the Account Equity (as defined in the Trading Advisory Agreement) as of the beginning of each calendar quarter regardless of whether there are realized or unrealized profits with respect to the account.

Placement Agency Agreement

In connection with the Private Placement, the Company entered into that certain Placement Agency Agreement with D. Boral Capital LLC, dated as of September 4, 2025 (the “Placement Agency Agreement”), appointing D. Boral Capital LLC as the exclusive Placement Agent in connection with the Private Placement and providing for a cash fee to D. Boral Capital LLC of $750,000.

Voting Agreement

Pursuant to the Securities Purchase Agreement, the Company has entered into a voting agreement, dated as of September 4, 2025 (the “Voting Agreement”), by and among the Company, Injective Foundation and each member of the Company’s board of directors (such members, collectively, the “Shareholders”). Pursuant to the Voting Agreement, the Shareholders have irrevocably committed to vote their Common Shares and any subsequently acquired Common Shares (the “Subject Shares”) in favor of the matters constituting the Shareholder Approval. The Shareholders additionally agreed to restrictions on the transfer of such Subject Shares and agreed not to take any action, including the exercise of rights of appraisal or rights of dissent, that might reasonably interfere with or delay the transactions contemplated by Securities Purchase Agreement.

Lock-up Agreement

Pursuant to the Securities Purchase Agreement, the Company entered into that certain Lock-up Agreement, dated as of September 4, 2025 (the “Lock-up Agreement”) with certain purchasers participating in the Private Placement. Under the Lock-up Agreement, such purchasers have agreed not to offer, sell, pledge or otherwise dispose of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares (collectively, “Securities”), of the Company for a period of twelve (12) months following the Effective Date (as defined in the Securities Purchase Agreement), provided that, if at any time following the Effective Date, the closing sale price of the Common Shares equals or exceeds (i) $7.588, (ii) $11.382, (iii) $15.176, or (iv) $18.970, then in each case 25% of the Securities held by such purchasers shall be immediately and irrevocably released from the restrictions set forth in the Lock-up Agreement.

Side Letter Agreement

Pursuant to the Securities Purchase Agreement, the Company entered into that certain letter agreement, dated as of September 4, 2025 (the “Side Letter”), with the Placement Agent and Injective Foundation (the “Investor”). The Side Letter provides that, prior to the Escrow Release Notice (as defined in the Securities Purchase Agreement) being sent to the Subscription Receipt Agent, on the day when all of the Escrow Release Conditions (other than the requirement to deliver the Escrow Release Notice) have been waived or satisfied, the Company and the Placement Agent shall provide the Investor with notice, that in their reasonable determination, the Escrow Release Conditions have been met, including supporting documentation of such determination (such notice, the “Pre-release Notice”). The Investor shall be entitled to review the Pre-Release Notice and provide any comments within 24 hours of the receipt thereof, which comments shall be reasonably considered by the Company and the Placement Agent prior to the delivery of the Escrow Release Notice to the Subscription Receipt Agent.

The foregoing summaries of the Securities Purchase Agreement, the Registration Rights Agreement, the SPA Amendment, the Subscription Receipt Agreement, the Asset Management Agreement, the Trading Advisory Agreement, the ELOC Purchase Agreement, the Placement Agency Agreement, the Voting Agreement, the Lock-up Agreement and the Side Letter do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 10.1 through 10.11 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Common Stock Purchase Agreement

On September 4, 2025, the Company entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with White Lion Capital, LLC (“White Lion”), whereby the Company has the right, but not the obligation, to sell to White Lion, and White Lion is obligated to purchase, up to an aggregate of $250,000,000 (the “Commitment Amount”) Common Shares.

The Company does not have a right to commence any sales of Common Shares to the Purchaser under the ELOC Purchase Agreement until all conditions to the Company’s right to commence sales, as set forth in the ELOC Purchase Agreement, have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC. The Company will control the timing and amount of any sales of Common Shares to White Lion during the period beginning with the effectiveness of such registration statement and ending on the earlier of (i) the date on which White Lion shall have purchased Common Shares pursuant to the ELOC Purchase Agreement for an aggregate purchase price equal to the Commitment Amount or (ii) twenty four (24) months following the Effective date of the ELOC Purchase Agreement (the “Commitment Period”), subject to the conditions of the ELOC Purchase Agreement. Actual sales of Common Shares to White Lion under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the Beneficial Owner Limitation (as defined below) of White Lion, and other determinations made by the Company as to appropriate levels and sources of funding.

The purchase price of the Common Shares that the Company elects to sell to White Lion pursuant to the ELOC Purchase Agreement will be determined based on the type of Purchase Notice issued, as follows:

● Rapid Purchase Price Option 1: The lowest traded price of the Common Shares on the notice date.

● Rapid Purchase Option 2: ninety nine percent (99%) multiplied by the lowest traded price of the Common Stock two hours following the written confirmation of the acceptance of the Rapid Purchase Notice by White Lion.

● Regular Purchase Price: (i) ninety-seven percent (97%) multiplied by the lowest daily VWAP of the Common Shares during the Regular Purchase Valuation Period if the Purchase Notice was delivered prior to $20,000,000 in Investment Amount and (ii) ninety-seven and a half percent (97.5%) multiplied by the lowest daily VWAP of the Common Shares during the Regular Purchase Valuation Period if the Purchase Notice was delivered following $20,000,000 in Investment Amount.

The ELOC Purchase Agreement prohibits the Company from directing White Lion to purchase any Common Shares if those shares, when aggregated with all other Common Shares then beneficially owned by White Lion (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), would result in White Lion beneficially owning more than 4.99% of the outstanding Common Shares (the “Beneficial Ownership Limitation”), which may be increased to 9.99% at White Lion’s discretion upon 61 days’ prior written notice.

In consideration for White Lion’s execution and delivery of, and agreement to perform under the ELOC Purchase Agreement, the Company shall send to White Lion a number of Injective Tokens (INJ) equal to $1,500,000 divided by the lowest trade price of the token seen on Coinbase three (3) hours prior to delivery of the token (the “Commitment Fee”). The Company shall deliver the tokens within 24 hours of signing the binding term sheet dated on September 1, 2025 to a designated address provided by White Lion. The Company shall timely deliver all Commitment Fee owed, failure to timely do so will result in liquidated damages of $1,500,000, being immediately due and payable to White Lion at its election in the form of cash payment.

Concurrently with the ELOC Purchase Agreement, the Company and White Lion entered into the Registration Rights Agreement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and certificates evidencing such shares, if any, will contain a legend stating the same.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Common Shares, the Meteora Warrants, and the Meteora Warrant Shares, were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

In connection with the Private Placement, the Company has also agreed to issue warrants to Meteora Capital, LLC, a consultant of the Company (the “Meteora Warrants”) equal to 4.0% of the total shares outstanding on a pro forma basis after giving effect to the transactions contemplated by the Securities Purchase Agreement, exerciseable into 1,045,654 Common Shares. The Meteora Warrants shall have a term of five (5) years and each Meteora Warrant will be exercisable for the purchase of one Common Share of the Company at an exercise price payable in cash of $3.80.

Item 7.01. Regulation FD Disclosure.

Press Release on Announcing the Offering

On September 2, 2025, the Company issued a press release announcing the signing of the Securities Purchase Agreements, pricing of the Private Placement and estimated aggregate gross proceeds of approximately $100 million in cash and INJ tokens, before deducting Placement Agent fees and other offering expenses, to implement an Injective treasury strategy. A copy of the press release is included as Exhibit 99.1 here and is incorporated herein by reference.

On September 5, 2025, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is included as Exhibit 99.2 here and is incorporated herein by reference.

Corporate Presentation

In connection with the Private Placement, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1	Form of Securities Purchase Agreement, dated as of September 2, 2025, between Pineapple Financial Inc. and each Purchaser (as defined therein)
10.2	Form of Registration Rights Agreement, dated as of September 2, 2025, between Pineapple Financial Inc. and each Holder (as defined therein)
10.3	First Amendment to Securities Purchase Agreement, dated as of September 4, 2025
10.4	Subscription Receipt Agreement, dated as of September 4, 2025
10.5	Asset Management Agreement, dated as of September 4, 2025
10.6	Trading Advisory Agreement, dated as of September 4, 2025
10.7	ELOC Purchase Agreement, dated as of September 4, 2025
10.8	Placement Agency Agreement, dated as of September 4, 2025
10.9	Voting Agreement, dated as of September 4, 2025
10.10	Lock-up Agreement, dated as of September 4, 2025
10.11	Letter Agreement, dated as of September 4, 2025
99.1	Press Release, dated September 2, 2025.
99.2	Press Release, dated September 5, 2025.
99.3	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain portions of Exhibits 10.1 to 10.11 have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish on a supplemental basis an unredacted copy of the exhibits and its materiality and privacy or confidentiality analyses to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2025

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer